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                                                                    EXHIBIT 10.2

                           [ABN AMRO BANK LETTERHEAD]


Amsterdam, 19 juli 2000                Referentienummer Transactie: X0388375/374
                                       Status Transactie          : nieuw

AUTOBYTEL EUROPEAN HOLDING B.V.
POSTBUS 10230
1301 AE ALMERE

Subject:       Confirmation of a FORWARD EXTRA OPTION Transaction

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Dear Sir/Madam,

The purpose of this letter agreement, which constitutes a "Confirmation" as referred to in the Agreement specified below, is to confirm the terms and conditions of the transaction entered into between us on the Trade Date as specified below (the "Transaction").

The definitions and provisions contained in the 1991 ISDA Definitions (as amended and supplemented by the 1998 Supplement), as published by the International Swaps and Derivatives Association, Inc. ("ISDA") (the "1991 Definitions") and in the 1998 FX and Currency Option Definitions, as published by ISDA, the Emerging Markets Traders Association and The Foreign Exchange Committee (the "FX and Currency Definitions") as each are amended and supplemented by the 1998 ISDA Euro Definitions (the "Euro Definitions", and together with the 1991 Definitions and the FX and Currency Definitions, the "Definitions") are incorporated into this Confirmation. References herein to the "Transaction" shall be deemed to be references to the "Swap Transaction" for the purposes of the 1991 Definitions. In the event of any inconsistency between the 1991 Definitions and the FX and Currency Definitions, the FX and Currency Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction. In addition, you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the 1992 version) (the "ISDA Master"), with such completions and modifications as you and we will in good faith agree, including for this purpose any Schedule to the ISDA Master (as so completed and modified and as the same may be amended or supplemented from time to time, the "Agreement"). Each party hereunder represents to the other that it has reviewed and is familiar with the terms of the ISDA Master. Upon the execution by you and us of such an Agreement, this Confirmation will supplement, form a part of, and be subject to the Agreement. All provisions contained or incorporated by reference in the Agreement will govern this Confirmation except as expressly modified below.

Until such time as you and we execute the Agreement this Confirmation, and all other written communications between us confirming transactions (each a "Transaction") which are intended to form part of the Agreement (as evidenced by reference to the ISDA Master or otherwise) or which do not refer to or incorporate the terms of any other master agreement or standard terms) shall each constitute a "Confirmation" for the purposes of, supplement, form a part of, and be subject to an agreement in the form of the ISDA Master as if we had executed an agreement in such form on the Trade Date of the first


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such transaction between us, with the selection of English law under Part 4(h)
of the Schedule, designation of US Dollars as the Termination Currency, designation of notice particulars as stated above and the selection that Automatic Early Termination will apply to Counterparty but without any other completion of or modification to the Schedule. Until execution and delivery of the Agreement, references herein to the Agreement shall be deemed references to the ISDA Master so completed.

This particular Transaction has features that differ from the standard Currency Option, as set forth below.

1.   THE TRANSACTION:

1.1  General Terms:

     Trade Date:                        18 JUL 00

     Buyer:                             AUTOBYTEL EUROPEAN HOLDING B.V.

     Seller:                            ABN AMRO Bank N.V.

     Currency Option Style:             European

     Call Currency and Call Currency
     Amount:                            NLG 11,475,000.00

     Put Currency and Put Currency
     Amount:                            USD  5,000,000.00

     Strike Price:                      2.2950 NLG/USD

     Expiration Date:                   26 JUN 01

     Expiration Time:                   10:00 AM NEW YORK TIME

     Settlement Date:                   28 JUN 01

     Premium:                           NLG 0.00

     Premium Payment Date:              20 JUL 00

     Forward Trigger Period:            The period from the trade time on the
                                        Trade Date to the Expiration Time on the
                                        Expiration Date.

     Forward Trigger Price:             2.4550 NLG/USD

     Regio Treasury Desk (RTD):         RTD AMSTERDAM

1.2  SPECIAL PROVISIONS IN THE FORWARD EXTRA OPTION:

     Notwithstanding anything in the ISDA Master or in the Agreement or in the Definitions to the contrary, this Forward Extra Option Transaction shall cease to be exercisable after the occurrence of a Forward Trigger Event as hereinafter set forth.


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     FORWARD TRIGGER EVENT (THE "EVENT"):

     If the Calculation Agent determines, in good faith and in a commercially reasonably manner, that at any time during the Forward Trigger Period the Spot Rate is at a price EQUAL TO OR ABOVE the Forward Trigger Price, an Event shall thereupon occur. Upon such determination the Calculation Agent shall promptly give notice to the parties by telephone, promptly confirmed in writing, provided that failure so to confirm shall not affect the validity, effectiveness or binding nature of such telephone notice.

     In case an Event occurs by which this Forward Extra Option ceases to be exercisable the following forward contract will automatically arise between the parties, and they shall be obligated in accordance with the following:

     ABN AMRO BANK N.V. sells/THE COUNTERPARTY buys: NLG 11,475,000.00

     ABN AMRO BANK N.V. buys/THE COUNTERPARTY sells: USD 5,000,000

     Settlement Date: 28 JAN 01

     For the avoidance of doubt, if the Event does occur during the Forward Trigger Period, the Buyer will not be entitled to the return of any Premium paid.

     SPOT RATE:

     The spot price in the Spot Market at any time during the Forward Trigger Period for foreign exchange transactions in the relevant Currency Pair in the relevant amount, as determined by the Calculation Agent in good faith and in a commercially reasonable manner either by reference to the rates for the exchange of the relevant Currency Pair or to cross-rates.

     SPOT MARKET:

     The global spot foreign exchange market, which for the purpose of determining the Spot Rate, shall be treated as being continuously open from 5:00 a.m. Sydney time on Monday in any week to 5:00 p.m. New York time on Friday of that week.


1.3  Accounts:

     Payments to ABN AMRO Bank          N/A
     N.V. in NLG should be made to:     ABN AMRO may be but is not required to,
                                        and is hereby authorised to debit
                                        amounts payable by Counterparty
                                        hereunder from Counterparty's account
                                        held with ABN AMRO Bank N.V. Such debit
                                        to constitute payment by Counterparty of the amount so debited.

     Payments to Counterparty in        N/A
     NLG should be made to:
                                        Counterparty hereby directs ABN AMRO to
                                        credit amounts payable by ABN AMRO
                                        hereunder to Counterparty's account held with ABN AMRO Bank N.V. Such credit shall constitute payment by ABN AMRO of the amount so credited.



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2.   CALCULATION AGENT:

     ABN AMRO shall be the Calculation Agent with respect to the Transaction.

     If a party to the Transaction disputes the Calculation Agent's determination of one or more Events described in paragraph 1.2, the Calculation Agent shall provide reasonable evidence of the transaction which has taken place in the foreign exchange market on which its determination is based. If the Calculation Agent is unable to supply such evidence or the disputing party reasonably and in good faith believes that such evidence is not sufficient to determine the occurrence of such Event, the Calculation Agent and the other party shall mutually select a recognised independent leading dealer ("Dispute Resolution Dealer") in the relevant market, who will determine in good faith whether the Event described in paragraph 1.2 has been reached.

     If the Dispute Resolution Dealer advises the Calculation Agent in writing that the Event described in paragraph 1.2 has occurred, such occurrence shall be conclusively presumed. If the Dispute Resolution Dealer does not advise so, it shall be conclusively presumed that the Event did not occur, without prejudice to any determination by the Calculation Agent with respect to a subsequent Event.

3.   OFFICES:

     ABN AMRO                           AMSTERDAM

     Counterparty:                      ALMERE

4.   RELATIONSHIP BETWEEN THE PARTIES:

     Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

     (a) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanation related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction;

     (b) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction;

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          (c)  STATUS OF PARTIES. The other party is not acting as a fiduciary or an adviser to it in respect of that Transaction;

          (d) CONSULTATION. Discussions of termination or limitation of risk with respect to the Transaction and/or provision by a party of indicative valuations, financial analyses or other statements of valuation and risk based on market movements (i) are based only on the party's business and experience as a provider of financial services, (ii) are subject only to the duty of each party to act in good faith and to no other duty and (iii) do not constitute guarantees or assurances of financial results or commitments to terminate or otherwise limit exposure under the Transaction, it being understood that each party undertakes duties, liabilities or obligations under the Agreement or in respect of the Transaction only through written documentation expressly so undertaking and signed by its duly authorised officer; and

          (e) AWARENESS. In so far as Counterparty is not acting as a dealer or a market professional in the relevant market, the transaction is entered in to in accordance with its authorised policies for purposes of hedging or managing its assets, liabilities and/or investments or in connection with a line of business (and not for speculation).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

If we do not receive any comments from you in writing within five Business Days, we assume that you agree with the terms and conditions as mentioned in the confirmation above and will act accordingly. In the case of discrepancies, please contact the Regio Treasury Desk, quoting the above reference number.



Yours faithfully,


/s/ CATHERINE H.M. CLERCX
----------------------------------           ----------------------------------
ABN AMRO BANK N.V.                           ABN AMRO BANK N.V.
Name:  Catherine H.M. Clercx                 Name:
Title: Head of Transaction                   Title:
       Processing Treasury



Confirmed as of the Trade Date:

/s/ JOOP KNOTTENBELT                         /s/ PH. G.S. SMIT
----------------------------------           ----------------------------------
AUTOBYTEL EUROPEAN HOLDING B.V.              AUTOBYTEL EUROPEAN HOLDING B.V.
Name:  Joop Knottenbelt                      Name:  Ph. G.S. Smit
Title: Interim C.E.O.                        Title: Co-Managing Director
Date:  25-7-2000                             Date:  25-7-'00


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